Exhibit 2.2

PROMESSE D'ACHAT ET DE VENTE D'ACTIONS DE LA SOCIETE NICKEL SA SOUS CONDITIONS SUSPENSIVES

Entre les soussignes
La societe INTER-PARFUMS
Societe Anonyme au capital de 12.649.362 euros Sise 4 Rond Point des Champs Elysees 75008 Paris representee par Monsieur Philippe BENACIN

Ci-apres denomme << le Promettant >>

d'une part,

Et

Monsieur Nicolas STERCKX
38, rue de la Tour 75016 Paris

Monsieur Pierre DECRE
22, rue de l'Ermitage 78000 Versailles

Monsieur Jean DUMONT
26, rue de Santenay 37140 Bourgueil

SA IDIA PARTICIPATIONS
Societe anonyme au capital de 143.625.588 euros
100, boulevard du Montparnasse 75014 Paris
RCS PARIS 632 015 715
representee par Monsieur Olivier de PELET

SA CREDIT LYONNAIS CAPITAL INVESTISSEMENT
43-47, avenue de la Grande Annee 75016 Paris representee par Monsieur Philippe de DREUZY

Monsieur Serge BRUNSWICK
3, square de l'avenue du Bois 75006 Paris

Monsieur Vincent MOULIN WRIGHT
29, avenue de Segur 75007 Paris

Monsieur Andre BRIN
21, rue des Ponts 78290 Croissy-sur-Seine

Monsieur Andre de BAUSSET ROQUEFORT (Ecrire a la main) et Madame Adeline de BAUSSET ROQUEFORT
33, boulevard Flooke Bernadette 78230 Le Pecq

Madame Veronique BOURLAOUEN
13, cite Bourg Joly 37140 Boursueil

Agissant non solidairement
Ci-apres denommes ensemble << les Beneficiaires >>

d'autre part.

Monsieur Philippe DUMONT
27, rue Custine 75018 Paris

Ensemble, ci-apres denommes << les Parties >>

IL EST EXPOSE CE OUI SUIT

Les Beneficiaires detiennent une participation dans le capital de la Societe NICKEL SA, ci-apres denommee ; << la Societe >>, societe anonyme au capital de 211.200 , dont le siege est sis 107 quai du Docteur Dervaux 92600 Asnieres S/ Seine, immatriculee au Registre du Commerce et des societes de Nanterrre sous le numero B 403.884.109

La Societe a ete immatriculee le 14 fevrier 1996.

La Societe a notamment pour objet social la conception, la fabrication et la vents de produits cosmetiques et de parfumerie, la gestion et l'exploitation d'instituts de beaute, la vents d'articles et produits d'hygiene et de toilette (..)

Le capital social est divise a ce jour en TREIZE MILLE DEUX CENTS (13.200) actions non numerotees integralement souscrites et liberees.

Le President de la societe est Monsieur Philippe DUMONT.

ORIGINE DE PROPRIETE

Lors de la constitution, il a ete fait apport a la societe d'une somme en numeraire de neuf cent mille (900.000) francs, laquelle somme a ete deposee, conformement a la loi, pour le compte de la societe, au credit d'un compte ouvert au nom de la societe en formation, a la banque Societe Generale, agence de Puteaux, 7, rue Jean Jaures, 92800 Puteaux.

A la suite d'une augmentation de capital decidee par rassemblee generale extraordinaire du 20 decembre 2000, il a ete apporte en numeraire la somme de quatre millions neuf cent quatre-vingt quinze mille (4.995.000) francs dont quatre millions sept cent soixante-dix mille (4.770.000) francs au titre d'une prime d'emission et deux cent vingt-cinq mille (225.000) francs en capital.

Lors de la conversion du capital en euro decidee par cette même assemblee generale du 20 decembre 2000, il a ete preleve la somme de cinquante-cinq mille sept cent vingt-deux francs et soixante centimes (55.722,60) sur le poste prime d'emission, portant le capital apres conversion a la somme de cent quatre-vingt mille (180.000) euros.

Par decision collective des associes en date du 30 septembre 2002, la societe a procede a une augmentation de capital de trente et un mille deux cents (31.200) euros suivant souscription en numeraire et compensation avec des creances certaines, liquides et exigibles.

La repartition actuelle du capital social est la suivante :

Monsieur Philippe DUMONT
est proprietaire de 2.303 actions de la societe NICKEL SA

Monsieur Nicolas STERCKX
est proprietaire de 927 actions de la societe NICKEL SA

Monsieur Pierre DECRE
est proprietaire de 456 actions de la societe NICKEL SA

Monsieur Jean DUMONT
est proprietaire de 275 actions de la societe NICKEL SA

La SA IDIA PARTICIPATIONS
est proprietaire de 1.833 actions de la societe NICKEL SA

La SA CREDIT LYONNAIS CAPITAL INVESTISSEMENT
est proprietaire de 1.833 actions de la societe NICKEL SA

La SARL PROVERBE
est proprietaire de 3.288 actions de la societe NICKEL SA

Monsieur Serge BRUNSWICK
est proprietaire de 477 actions de la societe NICKEL SA

Monsieur Vincent MOULIN WRIGHT
est proprietaire de 293 actions de la societe NICKEL SA

Monsieur Andre BRIN
est proprietaire de 300 actions de la societe NICKEL SA

Monsieur Andre de BAUSSET ROQUEFORT (Ecrire a la main) et Madame Adeline de BAUSSET ROQUEFORT sont est proprietaire de 940 actions de la societe NICKEL SA

Madame Veronique BOURLAOUEN
est proprietaire de 275 actions de la societe NICKEL SA

Il est precise que les actionnaires de la societe se sont reunis en assemblee generale extraordinaire le 20 decembre 2000 a l'effet de decider l'emission d'un emprunt obligataire convertible en actions reserve aux societes CREDIT LYONNAIS CAPITAL INVESTISSEMENT et IDIA PARTICIPATIONS (anciennement denommee AGRINOVA). Les societes precitees ont souscrit ensemble a l'emprunt obligataire pour un montant de 762.750 .

Le contrat obligataire prevoit que les proprietaires d'obligations auront la faculte, a tout moment, a partir du 1er janvier 2004, d'en obtenir la conversion en actions nouvelles de la societe, qui seront liberees par voie de compensation de leur creance obligataire, a raison de une action de 16 nominal entierement liberees, pour une obligation de 339 nominale, presentee.

A ce titre les societes CREDIT LYONNAIS CAPITAL INVESTISSEMENT et IDIA PARTICIPATIONS disposent chacune d'un droit de conversion de 1.125 obligations emises en 1.125 actions de la societe a emettre, soit en totalite 2.250 actions.

Les parties rappellent par ailleurs que la collectivite des actionnaires de la societe NICKEL SA, reunie en assemblee generale extraordinaire le 30 septembre 2002, a decide le principe d'une augmentation de capital complementaire d'un montant maximum de six mille deux cent quarante (6.240) reservee a la masse des obligataires par emission d'un maximum de trois cent quatre vingt dix (390) actions, de sorte que les societes CREDIT LYONNAIS CAPITAL INVESTISSEMENT et IDIA PARTICIPATIONS peuvent a ce jour souscrire chacune CENT QUATRE VINGT QUINZE (195) actions nouvelles a emettre.

Les parties ont decide de conclure la presente convention afin de determiner les termes et conditions de leurs engagements respectifs de cessions et d'acquisition de titres.

CECI EXPOSE IL A ETE CONVENU CE QUI SUIT

Article 1 - Promesse d'achat d'actions

Sous reserve de la realisation des conditions suspensives exposees ci-apres, le Promettant s'engage irrevocablement a acquerir des Beneficiaires qui l'acceptent et les Beneficiaires s'engagent irrevocablement mais non solidairement a ceder au Promettant qui l'accepte, la propriete de SIX MILLE SEPT CENT SOIXANTE CINQ (6.765) actions de la societe (ci-apres denommees << les Actions >>) qu'ils possedent suivant la repartition ci-apres :

Monsieur Nicolas STERCKX
pour 927 actions de la societe NICKEL SA

Monsieur Pierre DECRE
pour 456 actions de la societe NICKEL SA

Monsieur Jean DUMONT
pour 275 actions de la societe NICKEL SA

Monsieur Serge BRUNSWICK
pour 477 actions de la societe NICKEL SA

Monsieur Vincent MOULIN WRIGHT
pour 293 actions de la societe NICKEL SA

Monsieur Andre BRIN
pour 300 actions de la societe NICKEL SA

Monsieur Andre de BAUSSET ROQUEFORT (Ecrire a la main) et Madame Adeline de BAUSSET ROQUEFORT pour 940 actions de la societe NICKEL SA

Madame Veronique BOURLAOUEN
pour 275 actions de la societe NICKEL SA

IDIA PARTICIPATIONS SA,
pour 1.411 actions de la societe NICKEL SA

CREDIT LYONNAIS CAPITAL INVESTISSEMENT SA
Pour 1.411 actions de la societe NICKEL SA

La presente promesse porte sur les Actions visees ci-dessus et sur toutes celles qui en seraient issues ou qui s'y substitueraient suite a des operations de toute nature qui pourraient affecter les dits titres, en serait ainsi notamment en cas de fusion, de scission, d'apport partiel d'actif, d'echange, de conversion.

Les Beneficiaires declarent être pleinement proprietaires des Actions, objet de la presente promesse, qu'ils en ont la libre disponibilite et que ceux-ci ne sont greves d'aucune surete ou d'aucune restriction quelconque a leur libre negociabilite et s'engagent a faire en sorte que ces caracteristiques soient maintenues pendant toute la duree de la promesse.

Des que les conditions suspensives visees a l'article 3 ci-apres auront ete entierement satisfaites, la vente des Actions pourra intervenir a compter du 1er avril 2004 jusqu'a la date d'expiration de la promesse fixee a l'article 4

Apres la conversion des obligations convertibles en actions, la souscription a l'augmentation de capital complementaire par les societes CREDIT LYONNAIS "CAPITAL INVESTISSEMENT et IDIA PARTICIPATIONS et l'acquisition par le promettant des titres composant le capital de la SARL PROVERBE la detention du capital de la societe NICKEL SA une fois, toutes les cessions realisees, sera la suivante :

Monsieur Philippe DUMONT                                                     2303 Actions soit     14,53%
SA CREDIT LYONNAIS CAPITAL INVESTISSEMENT       1742 Actions soit     11, 00%
SA IDIA PARTICIPATIONS                                                     1742 Actions soit     11, 00%
SA INTER PARFUMS                                                            10.053 Actions soit      63,47%

TOTAL                                                                                                                         100%

Article 2 - Prix

Le prix forfaitaire global de la cession des SIX MILLE SEPT CENT SOIXANTE CINQ (6.765) Actions, si la presente promesse se realise, est de TROIS MILLIONS SOIXANTE QUINZE MILLE ET TRENTE EUROS (3.075.030) soit QUATRE CENT CINQUANTE QUATRE EUROS ET CINQUANTE CINQ CENTIMES (454,55) par Action cedee.

Le reglement du prix sera effectue sans aucune restriction ni reserve.

Article 3 - Conditions suspensives

La presente promesse est subordonnee et la cession des Actions qui en sont l'objet ne pourra intervenir qu'apres realisation complete et cumulative des conditions suspensives exposees ci-apres :

1) La conversion par les societes CREDIT LYONNAIS CAPITAL INVESTISSEMENT et IDIA PARTICIPATIONS des deux mille deux cent cinquante (2.250) obligations convertibles en actions,

2) La souscription des societes CREDIT LYONNAIS CAPITAL .INVESTISSEMENT et IDIA PARTICIPATIONS a l'augmentation de capital complementaire qui leur a ete reservee es qualite d'obligataires de la societe par la collectivite des actionnaires reunis en assemblee generale le 30 septembre 2002 pour un montant de six mille deux cent quarante (6.240) par l'emission de trois cent quatre vingt dix (390) actions nouvelles de seize (16) de nominal chacune assortie d'une prime d'emission de cinq cent quarante neuf (549) , intervenant par le versement par chacune d'entre elles d'une somme de CENT DIX MILLE CENT SOIXANTE QUINZE (110.175) euros affectee en capitaux propres de la societe, a souscrire en numeraire ou par compensation avec des creances certaines, liquides et exigibles et a liberer dans le delai d'un mois a compter de la conversion de leurs obligations converties en actions,

3) l'agrement du Promettant en qualite d'actionnaire de la Societe par le Conseil d'administration de la Societe NICKEL SA

Les Beneficiaires s'engagent a tout mettre en oeuvre, de bonne foi, pour parvenir a la realisation des conditions suspensives.

Il est precise entre les parties qu'en cas de levee des conditions suspensives exposees ci avant les parties seront soumises aux dispositions du pacte d'actionnaires joint en annexe.

Tant que toutes les conditions suspensives n'auront pas ete satisfaites, les Beneficiaires ne pourront exiger du Promettant l'execution de la presente promesse.

Article 4 - Duree

La promesse est consentie pour une duree de QUINZE (15) jours a compter de la signature des presentes.

Passee cette date, la promesse deviendra automatiquement caduque sans ouvrir droit a indemnite de part ni d'autre, et les Beneficiaires ne pourront plus s'en prevaloir.

Article 5 - Levee d'option

Une fois levees toutes les conditions suspensives ci-avant exposees et sous reserve du parfait reglement du prix de cession, la cession s'operera au plus tôt le 1er avril 2004 et au plus tard le 12 avril 2004 par la remise, par les Beneficiaires qui s'y engagent irrevocablement, au promettant, de bordereaux signes de cession d'Actions en contrepartie du reglement comptant du prix.

Des que les conditions suspensives auront ete entierement satisfaites, la vente des Actions et son parfait reglement pourront intervenir a tout moment dans le delai susvise a la demande de l'une ou l'autre des parties. En cas de refus par l'une ou l'autre des parties de proceder a la vente ou a l'achat des Actions, l'autre partie pourra solliciter l'execution forcee de la cession, le cas echeant par voie de simple ordonnance de Monsieur le President du tribunal statuant sous la forme des referes. Une astreinte de 5,000 par jour de retard a compter du 13 avril 2004 sera en outre mise de plein droit a la charge de la ou des parties defaillante

Article 6 - Nullite d'une clause

Au cas où l'une des clauses des presentes serait declaree nulle, pour quelque raison que ce soit, la validite de la promesse, du present contrat et des autres clauses n'en serait pas affectee. La clause en question sera remplacee par une disposition dont les effets seront, dans toute la mesure du possible, identiques aux dispositions precedentes.

Article 7 - Convention d'engagement d'augmentation de capital

7.1 Si la cession des actions objet des presentes se realise, la societe INTER-PARFUMS, Monsieur DUMONT, la societe IDIA PARTICIPATIONS, et la societe CREDIT LYONNAIS CAPITAL INVESTISSEMENT, s'engagent irrevocablement a voter lors de la prochaine Assemblee Generale Extraordinaire de la Societe qui doit se tenir le ~~27 avril 2004~~ (ecrit a la main : 23 Aout 2004) a ~~14 H 30~~ (ou de toute Assemblee qui lui serait substituee) en faveur du projet de resolution visant a l'augmentation de capital de la Societe, d'une somme de 105.600 , pour le porter de253.440 a 359.040 , par l'emission de 6.600 actions nouvelles d'une valeur nominale de 16 chacune et assortie chacune d'une prime d'emission de 438,55 par action, soit une valeur de souscription des 6.600 actions d'un montant de 3.000.030 a liberer exclusivement en especes. Les souscriptions et versements seront reçus au siege social au plus tard dans le 30 mai 2004.

7.2 Monsieur Philippe DUMONT s'engage :

- a titre personnel, a renoncer a souscrire a titre irreductible et reductible a l'augmentation de capital susvisee ;

- en sa qualite de President de la Societe, a convoquer regulierement, dans les formes et delais prevus par les dispositions statutaires et legales, les actionnaires et le Commissaire aux Comptes de la Societe, a l'Assemblee Generale Extraordinaire susvisee.

7.3. Les societes IDIA PARTICIPATIONS et CREDIT LYONNAIS CAPITAL INVESTISSEMENT s'engagent a renoncer a souscrire a titre reductible a 1'augmentation de capital susvisee.

7.4. En consequence des engagements qui precedent et a condition qu'INTERPARFUMS souscrive a l'augmentation de capital tant a titre irreductible, que reductible (pour la part de Monsieur DUMONT) ce a quoi elle s'engage irrevocablement, la participation d'INTERPARFUMS dans la Societe, a l'issue de l'augmentation de capital susvisee, sera au minimum de plus de 67 % des parts de capital et des droits de voie. Ce pourcentage minimal de detention a l'issue de l'operation d'augmentation de capital susvisee, constitue une condition essentielle et determinante de l'engagement d'INTERPARFUMS au titre des presentes. En revanche, pour le cas ou ce seuil de participation minimum ne serait pas atteint pour une cause imputable au Promettant, des lors le Promettant ne pourrait en tirer aucune consequence de droit et notamment solliciter la resiliation de la vente.

7.5. INTERPARFUMS s'engage a communiquer aux societes IDIA PARTICIPATIONS et CREDIT LYONNAIS CAPITAL INVESTISSEMENT, au plus tard le 20 avril 2004, un Business Plan de la Societe pour les exercices 2004, 2005, et 2006.

Article 8. Clause d'indivisibilite

Les presentes sont indivisibles avec la promesse de cession de parts sous condition suspensive de la SARL PROVERBE jointe en annexe 2.

Article 9. Accords anterieurs

Les presentes et ses annexes remplacent et annulent tout autre contrat anterieur ou toute proposition, communication ecrite ou orale entre les parties ayant trait au contenu ou interpretation des presentes

Article 10- Droit applicable

La presente convention est soumise au droit français.

Article 11 - Clause attributive de juridiction

Les soussignes conviennent que toutes difficultes qui viendraient a naître a propos de la validite, de l'interpretation, de l'execution de la presente convention, ou toute difficulte ayant trait au calcul des montants eventuellement dus au titre des presentes, où concernant l'interpretation ou l'execution des presentes, sera soumis, de convention expresse entre les parties qui n'auraient pu donner lieu a une solution amiable aux Tribunaux du ressort de la Cour d'appel de Paris.

Article 10 - Election de domicile

Pour l'execution des presentes :

- les Beneficiaires elisent domicile chacun a leur adresse respective telle que figurant en tête des presentes,

- le Promettant elit domicile 4 Rond Point des Champs Elysees 75008 Paris.

Article 12 - Frais

Les frais, droits et taxes afferents a la cession des titres sociaux si elle intervient seront supportes par le Promettant.

Fait a PARIS
Le 29 mars 2004

En autant d'exemplaires originaux que requis par la loi dont un remis a chacune des parties aux presentes.

Le Promettant
La societe INTER-PARFUMS
Monsieur Philippe BENACIN

Les Beneficiaires

Monsieur Nicolas STERCKX	(Signature illisible)
Monsieur Pierre DEGRE	(Signature illisible)
Monsieur Jean DUMONT	(Signature illisible)
SA IDIA PARTICIPATIONS Representee par Monsieur Olivier de PELET	(Signature illisible)
SA CREDIT LYONNAIS CAPITAL INVESTISSEMENT Representee par Monsieur Philippe de DREUZY	(Signature illisible)
Monsieur Serge BRUNSWICK	(Signature illisible)
Monsieur Vincent MOULIN WRIGHT	(Signature illisible)
Monsieur Andre BRIN	(Signature illisible)
Monsieur Andre de BAUSSET ROQUEFORT (Ecrire a la main) et Madame Adeline de BAUSSET ROQUEFORT	(Signature illisible) (Signature illisible)
Madame Veronique BOURLAOUEN	(Signature illisible)
Monsieur Philippe DUMONT	(Signature illisible)

ANNEXE 1

PACTE D'ACTIONNAIRE

[Incorporated by reference to Exhibit 10.101 to the Annual Report on Form 10-K for fiscal year ended December 31, 2003, being filed herewith]

ANNEXE 2

PROMESSE DE CESSION DE PARTS SOCIALES SOUS CONDITION SUSPENSIVE

[Incorporated by reference to Exhibit 2.3 to the Annual Report on Form 10-K for fiscal year ended December 31, 2003, being filed herewith]